EXHIBIT 10



                            OAKWOOD HOMES CORPORATION

                            CIC Employment Agreement


         THIS CIC EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 22 day of April, 1999 by and between OAKWOOD HOMES COPRORATION (the "Company") and NICHOLAS J. ST. GEORGE ("Executive").

                              Statement of Purpose

         The Company and Executive previously entered into an Employment Agreement dated November 16, 1990, as amended (the "Prior Employment Agreement") which would provide Executive with certain benefits in the event of his termination of employment with the Company following a change in control of the Company. The parties desire to modify the post-change in control benefits that may become payable to Executive by replacing the Prior Employment Agreement with this Agreement. This Agreement has been approved by the Compensation Committee of the Company's Board of Directors.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and Executive hereby agree as follows:

         1. Term. This Agreement shall commence as of the date hereof and shall continue in effect until the close of business on the fifth anniversary of the date hereof. If a "Change in Control" of the Company (as defined below) has not occurred by the close of business on the fifth anniversary of the date hereof, then this Agreement shall terminate at such time. If, however, a Change in Control occurs prior to the close of business on the fifth anniversary of the date hereof, then the provisions of paragraph 2 below shall apply.

         2. Benefits Following a Change in Control. In the event that a Change in Control occurs prior to the close of business on the fifth anniversary of the date hereof, and if Executive terminates employment with the Company for any reason, including Executive's death but excluding termination for "Cause" (as defined below), within the three (3) year period commencing on the date of such Change in Control, then the Company shall pay to Executive (or in the case of Executive's death, Executive's surviving spouse, or if no surviving spouse, Executive's estate) on or within five (5) days after the date of such termination of employment cash equal to Amount A plus Amount B, such sum multiplied by Amount C, where:

         Amount A equals the highest amount of annual base salary paid to Executive for each of the three completed fiscal years of the Company immediately preceding the date of the Change in Control, and

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         Amount B equals the highest amount of annual bonus paid to Executive for each of the three completed fiscal years of the Company immediately preceding the date of the Change in Control, and

         Amount C equals the number of whole and fractional years for the period from the date of such termination of employment through the third anniversary of the date of the Change in Control.

In addition to the foregoing, (i) all of Executive's stock options granted by the Company that are outstanding on the date of the Change in Control shall become fully (100%) vested and exercisable as of the date of the Change in Control and (ii) all of Executive's shares of restricted stock of the Company that are unvested as of the date of the Change in Control shall become fully (100%) vested as of the date of the Change in Control.

         3. Service Following Change in Control. At the request of the Company, or its successor in interest as a result of a Change in Control, Executive shall continue to serve the Company or such successor following the Change in Control for a period to be determined by the Company or such successor not to exceed six
(6) months in order to assist in the transition of the Company's business and management as a result of the Change in Control.

         4. Termination of Prior Employment Agreement. Effective as of the date hereof, the Prior Employment Agreement is terminated and of no further force and effect.

         5. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "CHANGE IN CONTROL" means and shall be deemed to have occurred if (i) any corporation, other person or "group" becomes the "beneficial owner" of more than 25% of the Company's outstanding common stock or (ii) the Company's outstanding common stock (x) is held of record by less than 300 persons or (y) is neither listed on a national securities exchange nor authorized to be quoted on an inter-dealer quotation system of a registered national securities association. "Group" shall mean for this purpose persons who act in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act"), and "beneficial owner" shall have the meaning for this purpose which is given in Rule 13d-3 under the Act.

         "CAUSE" means Executive's termination of employment with the Company as the result of (i) an act or acts of dishonesty on the part of Executive constituting a felony and resulting or intended to result in substantial gain or personal enrichment at the expense of the Company, or (ii) a willful and substantial breach by Executive of Executive's duties to the Company after written notice to Executive of such breach and failure to correct within thirty (30) days, which such breach has caused substantial injury to the Company. In no event shall Executive's termination of employment with the Company be considered to have been for Cause if such termination took place as a result of (i) Executive's bad judgment or negligence or (ii) any act or omission without intent of gaining a profit to which Executive was not

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         legally entitled or (iii) any act or omission believed by Executive in good faith to have been in, or not opposed to, the interests of the Company.

         6.       Certain Additional Payments by the Company

         (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this paragraph 6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Code") or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this paragraph 6(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the "Reduced Amount") that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

         (b) Subject to the provisions of paragraph 6(c), all determinations required to be made under this paragraph 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by such certified public accounting firm reasonably acceptable to the Company as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this paragraph 6, shall be paid by the Company to the Executive within five (5) days of the later of (i) the due date for the payment of any Excise Tax or (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph 6(c) and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment.

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Such notification shall be given as soon as practicable but no later than twenty
(20) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                  (i) give the Company any information reasonably requested by the Company relating to such claim,

                  (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                  (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

                  (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph 6(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold that Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by Executive of an amount advanced by the Company pursuant to paragraph 6(c), Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of paragraph 6(c)) promptly pay to the Company the amount of such refund (together with any interest paid or

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credited thereon after taxes applicable thereto). If, after the receipt by
Executive of an amount advanced by the Company pursuant to paragraph 6(c), a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty
(30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         (e) Notwithstanding any provision of this paragraph 6 to the contrary, failure by Executive to meet any time deadline set forth above in this paragraph 6 shall not cause Executive to lose any benefits under this paragraph 6 unless the Company is materially adversely impacted by such failure.

         7.       Miscellaneous.

         (a) The Company shall pay all legal fees and expenses which Executive may incur as a result of the Company's contesting the validity or enforceability of this Agreement, or as a result of the Company's failure to make timely payment of any sum due to Executive hereunder.

         (b) Executive shall not be required to mitigate the benefits or amounts of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for hereunder be reduced by any compensation earned by Executive as the result of employment by another employer after the date of Executive's termination of employment with the Company, or otherwise.

         (c) Payments of benefits under this Agreement shall be subject to any applicable payroll and withholding taxes.

         (d) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place. As used in this Agreement, "Company" shall mean the Company as defined above and any successor to its business or assets which executes and delivers the agreement provided for in this paragraph 4(d) or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law.

         (e) The right of Executive to any compensation under this Agreement may not be assigned, pledged or transferred by Executive except to the extent otherwise permitted pursuant to any applicable award agreement. To the extent Executive acquires a right to receive compensation under this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship between the Company and Executive.

         (f) Should any provision of this Agreement be declared invalid or unenforceable as a matter of law, such invalidity or unenforceability shall not affect or impair the validity or

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enforceability of any other provision of this Agreement or the remainder of this
Agreement as a whole.

         (g) This Agreement constitutes the entire Agreement and sets forth all the terms of the understanding between the parties hereto with respect to the subject matter hereof, and any amendment, change or modification in any provision of this Agreement or any waiver of this Agreement shall be in writing signed by the parties hereto.

         (h) The section headings inserted in this Agreement are for convenience of reference only and shall not be deemed to have any legal effect whatsoever on the interpretation of this Agreement.

         (i) This Agreement shall be governed, enforced and construed according to the laws of the State of North Carolina.

         (j) This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, and permitted successors and assigns.

         (k) No provision of this Agreement shall be deemed to restrict the absolute right of the Company, at any time, to sell or dispose of all or any part of its assets, or reconstitute the same into any one or more subsidiary corporations, or to merge, consolidate, sell or to otherwise dispose of said subsidiary corporation or any of the assets thereof.

         (l) This Agreement is executed in duplicate originals, one of which is being retained by each of the parties hereto, and each of which shall be deemed an original hereof.

         IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the day and year first above written.

                            OAKWOOD HOMES COPRORATION

                            By:s/ Myles E. Standish
                                 Name:Myles E. Standish
                                 Title:Executive Vice President

                            "Company"


                            s/ Nicholas J. St. George                     [SEAL]
                            Nicholas J. St. George

                            "Executive"



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